EXHIBIT 32.2

                            Certification Pursuant to
                         Exchange Act Rule 15d-14(b) and
                             18 U.S.C. Section 1350

         In connection with the Annual Report of Rudy 45 (the "Company") on Form 10-KSB for the year ending July 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pearl Asencio, Principal Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

         i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         ii.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Rudy 45 and will be retained by Rudy 45 and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  November 11, 2005

                                         /S/ PEARL ASENCIO
                                         -----------------------------------
                                         Name:  Pearl Asencio
                                         Title: Principal Accounting Officer